FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES PRELIMINARY UNAUDITED SALES
FOR THE FOURTH QUARTER AND FULL YEAR 2019

Marlborough, Mass. (January 14, 2020) -- Boston Scientific Corporation (NYSE: BSX) generated sales, based upon preliminary unaudited financial information, of approximately $2.90 billion during the fourth quarter of 2019. This represents growth of approximately 13.4 percent on a reported basis, compared to the company's guidance range of 13 to 15 percent; approximately 14.1 percent on an operational1 basis, compared to the company's guidance range of 14 to 16 percent; and approximately 7.3 percent on an organic2 basis, compared to the company's guidance range of 8 to 9 percent, all compared to the prior year period.

For the full year 2019, the company generated sales, based upon preliminary unaudited financial information, of approximately $10.74 billion. This represents growth of approximately 9.3 percent on a reported basis, compared to the company's guidance range of 9 to 9.5 percent; approximately 11.1 percent on an operational basis, compared to the company's guidance range of 11 to 11.5 percent; and approximately 7.3 percent on an organic basis, compared to the company's guidance of approximately 7.5 percent, all compared to the prior year period.

Preliminary net sales for the fourth quarter by business and region:

			Change
	Three Months Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions/Divestitures	Organic Basis
(in billions / unaudited)	2019	2018
Endoscopy	$0.50	$0.46	8.8%	(0.8)%	9.6%	0.0%	9.6%
Urology and Pelvic Health	0.38	0.34	11.1%	(0.6)%	11.7%	0.0%	11.7%
MedSurg	0.88	0.80	9.8%	(0.8)%	10.6%	0.0%	10.6%
Cardiac Rhythm Management	0.47	0.49	(3.3)%	(0.7)%	(2.6)%	0.0%	(2.6)%
Electrophysiology	0.08	0.08	3.0%	(0.7)%	3.7%	0.0%	3.7%
Neuromodulation	0.26	0.22	18.7%	(0.5)%	19.2%	11.4%	7.8%
Rhythm and Neuro	0.82	0.79	3.5%	(0.6)%	4.1%	3.1%	1.0%
Interventional Cardiology	0.75	0.67	12.1%	(0.7)%	12.8%	0.0%	12.8%
Peripheral Interventions	0.40	0.30	33.2%	(0.6)%	33.8%	30.2%	3.6%
Cardiovascular	1.15	0.97	18.7%	(0.6)%	19.3%	9.3%	10.0%
Medical Devices[3]	2.85	2.56	11.2%	(0.7)%	11.9%	4.6%	7.3%
Specialty Pharmaceuticals[4]	0.06	n/a	n/a	n/a	n/a	n/a	n/a
Net Sales	$2.90	$2.56	13.4%	(0.7)%	14.1%	6.8%	7.3%

			Change
	Three Months Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in billions / unaudited)	2019	2018
U.S.	$1.65	$1.46	13.4%	0.0%	13.4%
EMEA	0.60	0.56	7.2%	(2.5)%	9.7%
APAC	0.49	0.45	11.3%	(0.2)%	11.5%
Latin America and Canada	0.10	0.10	0.6%	(2.3)%	2.9%
Medical Devices[3]	2.85	2.56	11.2%	(0.7)%	11.9%
Specialty Pharmaceuticals[4]	0.06	n/a	n/a	n/a	n/a
Net Sales	$2.90	$2.56	13.4%	(0.7)%	14.1%

Preliminary net sales for the full year by business and region:

			Change
	Twelve Months Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions/Divestitures	Organic Basis
(in billions / unaudited)	2019	2018
Endoscopy	$1.89	$1.76	7.5%	(1.7)%	9.2%	0.0%	9.2%
Urology and Pelvic Health	1.41	1.25	13.4%	(1.3)%	14.7%	6.3%	8.4%
MedSurg	3.31	3.01	10.0%	(1.5)%	11.5%	2.7%	8.8%
Cardiac Rhythm Management	1.94	1.95	(0.6)%	(1.8)%	1.2%	0.0%	1.2%
Electrophysiology	0.33	0.31	5.5%	(2.0)%	7.5%	0.0%	7.5%
Neuromodulation	0.87	0.78	12.0%	(1.1)%	13.1%	6.3%	6.8%
Rhythm and Neuro	3.14	3.04	3.3%	(1.6)%	4.9%	1.6%	3.3%
Interventional Cardiology	2.82	2.59	8.7%	(2.3)%	11.0%	1.0%	10.0%
Peripheral Interventions	1.39	1.19	17.3%	(1.8)%	19.1%	11.3%	7.8%
Cardiovascular	4.21	3.78	11.4%	(2.1)%	13.5%	4.2%	9.3%
Medical Devices[3]	10.65	9.82	8.5%	(1.7)%	10.2%	2.9%	7.3%
Specialty Pharmaceuticals[4]	0.08	n/a	n/a	n/a	n/a	n/a	n/a
Net Sales	$10.74	$9.82	9.3%	(1.8)%	11.1%	3.8%	7.3%

			Change
	Twelve Months Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in billions / unaudited)	2019	2018
U.S.	$6.10	$5.54	10.1%	0.0%	10.1%
EMEA	2.26	2.18	4.0%	(5.4)%	9.4%
APAC	1.90	1.73	9.9%	(2.4)%	12.3%
Latin America and Canada	0.39	0.38	3.3%	(4.0)%	7.3%
Medical Devices[3]	10.65	9.82	8.5%	(1.7)%	10.2%
Specialty Pharmaceuticals[4]	0.08	n/a	n/a	n/a	n/a
Net Sales	$10.74	$9.82	9.3%	(1.8)%	11.1%

Sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of recent acquisitions and divestitures with significant sales are not prepared in accordance with U.S. GAAP.

While the company is still conducting financial closing procedures for the fourth quarter and full year, the company estimates that it will exceed its previously issued guidance for earnings of $0.22 to $0.25 for the fourth quarter and $0.72 to $0.75 per share for the full year 2019, on a GAAP per share basis, primarily due to a significant non-cash tax benefit arising from an intra-entity asset transfer of intellectual property completed in the fourth quarter of 2019. The company estimates adjusted earnings, excluding certain charges (credits), will be within its previously issued guidance range of $0.42 to $0.45 per share for the fourth quarter of 2019 and a range of $1.55 to $1.58 per share for the full year 2019.

All of the information in this press release is preliminary and subject to completion of year-end financial reporting processes, reviews and audit.

1. Operational revenue growth excludes the impact of foreign currency fluctuations.
2. Organic revenue growth excludes the impact of foreign currency fluctuations and sales from the recent acquisitions of NxThera, Inc., Claret Medical, Inc., Augmenix, Inc., Vertiflex, Inc. and BTG plc (BTG), each with no prior year comparable sales. Organic revenue growth also excludes the impact of the divestiture of our global embolic microspheres portfolio, a transaction entered into in connection with obtaining the antitrust clearances required to complete the BTG transaction.
3. We have three historical reportable segments comprised of Medical Surgical (MedSurg), Rhythm and Neuro, and Cardiovascular, which represent an aggregation of our operating segments that generate revenues from the sale of medical devices (Medical Devices). As part of our acquisition of BTG on August 19, 2019, we acquired an Interventional Medicine business, which is now included in our Peripheral Interventions operating segment's 2019 revenues from August 19, 2019 through December 31, 2019.
4. As part of our acquisition of BTG on August 19, 2019, we acquired a specialty pharmaceuticals business (Specialty Pharmaceuticals). Subsequent to acquisition, Specialty Pharmaceuticals is now a stand-alone operating segment presented alongside our Medical Device reportable segments. Specialty Pharmaceuticals net sales are substantially U.S. based. Our chief operating decision maker (CODM) reviews financial information of our globally managed Specialty Pharmaceuticals operating segment at the worldwide level without further disaggregation into regional results. As such, Specialty Pharmaceuticals net sales are presented globally, and our Medical Devices reportable segments regional net sales results do not include Specialty Pharmaceuticals.

J.P. Morgan Healthcare Conference on Tuesday, January 14, 2020
Also as previously announced, Boston Scientific will participate in the J.P. Morgan Healthcare Conference today in San Francisco. Mike Mahoney, chairman and chief executive officer, will present at approximately 8:00 a.m. PST. At 8:30 a.m. PST, Mike will be joined by Dan Brennan, executive vice president and chief financial officer, Dr. Ian Meredith, executive vice president and global chief medical officer, and Susie Lisa, vice president, Investor Relations, in a question-and-answer session with the host analyst and audience members.

A live webcast of the presentation and question-and-answer session will be available on the Investor Relations section of the Boston Scientific website at investors.bostonscientific.com. A replay of the webcast will be accessible at investors.bostonscientific.com beginning approximately one hour following the completion of the event.

Conference Call on Wednesday, February 5, 2020
As previously announced, Boston Scientific will webcast its conference call discussing financial results and business highlights for the fourth quarter and full year 2019 and provide first quarter and full year 2020 guidance on Wednesday, February 5, 2020 at 8:00 a.m. EST. A live webcast of the conference call will be available on the Investor Relations section of the website at investors.bostonscientific.com. A replay of the webcast will be archived and available at investors.bostonscientific.com beginning approximately one hour following the completion of the meeting.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," "aiming" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.
These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, our financial performance, our business plans and our positioning for revenue and earnings growth.
Our expectations about quarterly and full year results are based on preliminary unaudited information about the fourth quarter of 2019 and are subject to revision. Although the quarter is now completed, we are still in the early stages of our standard financial reporting closing procedures. Accordingly, as we complete our normal quarter-end and year-end closing and review processes, actual results could differ materially from these preliminary estimates. Factors that could cause our actual results for the fourth quarter of 2019 to differ materially from those contemplated by these forward-looking statements include, but are not limited to, inaccurate assumptions; unrecorded expenses; changes in estimates or judgments; and facts or circumstances affecting the application of the company’s critical accounting policies, including revenue recognition.
If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.
Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in billions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in billions may not equal the total amount reported in billions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Kate Haranis	Investors:	Susie Lisa, CFA
	508-683-6585 (office)		508-683-5565 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
PREVIOUSLY ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

Prior Guidance Estimate - Q4 and Full Year 2019 Revenue Growth Rates

	Q4 2019 Estimate		Full Year 2019 Estimate
	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	13%	15%	9%	9.5%
Less: Estimated impact of foreign currency fluctuations	(1)%	(1)%	(2)%	(2.0)%
Estimated sales growth, operational	14%	16%	11%	11.5%
Less: Estimated impact of the aforementioned acquisitions and divestitures	6%	7%	3.5%	4.0%
Estimated sales growth, organic	8%	9%	7.5%	7.5%

Prior Guidance Estimate - Q4 and Full Year 2019 Earnings per Share

	Q4 2019 Estimate		Full Year 2019 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.22	$0.25	$0.72	$0.75

Estimated amortization expense	0.13	0.13	0.44	0.44
Estimated acquisition / divestitures-related net charges (credits)	0.06	0.06	0.33	0.33
Estimated other adjustments	0.01	0.01	0.06	0.06

Adjusted results	$0.42	$0.45	$1.55	$1.58

The prior guidance estimates presented above for revenue growth rates and earnings per share for the fourth quarter and full year 2019 were previously disclosed by the company in the third quarter of 2019.

While the company is still conducting financial closing procedures for the fourth quarter and full year, the company estimates that it will exceed its previously issued guidance ranges for earnings on a GAAP basis per share for the fourth quarter and full year 2019, primarily due to a significant non-cash tax benefit arising from an intra-entity asset transfer of intellectual property completed in the fourth quarter of 2019. The company estimates adjusted earnings, excluding certain charges (credits), will be within its previously issued guidance ranges for the fourth quarter and full year 2019.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts, operational net sales, which exclude the impact of foreign currency fluctuations, and organic net sales, which exclude the impact of foreign currency fluctuations and the impact of aforementioned acquisitions and divestitures. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (earnings) and adjusted net income (earnings) per share we exclude certain charges (credits) from GAAP net income. Amounts are presented after-tax at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission for an explanation of each of these adjustments and the reasons for excluding each item. The following is an explanation of each incremental or revised adjustment type that management excluded as part of these non-GAAP financial measures, since our most recent Annual Report on Form 10-K, as well as the reason for excluding each item:

•
Medical device regulation charges or payments - These adjustments represent incremental costs or payments specific to complying with the new European Union Medical Device Regulation (EU MDR) for previously registered products. EU MDR is a replacement of the existing European Medical Devices Directive (MDD) regulatory framework, and manufacturers of currently marketed medical devices are required to comply with EU MDR beginning in May 2020. We expect to incur expenditures in connection with the new registration of medical devices that previously had been registered under MDD. We consider the adoption of EU MDR to be a significant change to a regulatory framework, and therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters. As such, these medical device regulation charges are excluded from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance.

•
Acquisition/divestiture-related net charges (credits) or payments - These adjustments may consist of (a) contingent consideration and licensing arrangements fair value adjustments; (b) gains on previously held investments; (c) due diligence, deal fees and costs, inventory step-up amortization, integration and exit costs, other fees, and accelerated compensation expense; and (d) separation costs and gains primarily associated with the sale of a business or portion of a business. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, deal fees, inventory step-up amortization, integration and exit costs include legal, tax, severance and other expenses and gains associated with prior and potential future acquisitions and divestitures can be highly variable and not representative of ongoing operations. Deal fees and costs in 2019 included expenses for instruments entered into solely for the purpose of financing or hedging the BTG Acquisition, including net interest expense and hedging expenses. Subsequent to September 30, 2019, we did not incur and will not incur any hedging gains or losses related to the BTG Acquisition, and we are not classifying interest expense as an acquisition/divestiture-related item. Acquisition/divestiture-related net charges (credits) are excluded from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance.

•
Certain debt extinguishment net charges (credits) - These amounts relate to the early extinguishment of certain outstanding principal amounts of our senior notes in November 2019. Certain debt extinguishment net charges (credits) are excluded from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance.

•
Certain deferred tax expenses (benefits) - These amounts relate to a significant non-cash tax benefit arising from an intra-entity asset transfer of intellectual property completed in the fourth quarter of 2019. Certain deferred tax expenses (benefits) are excluded from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance.

The GAAP financial measures most directly comparable to adjusted net income and adjusted net income per share are GAAP net income and GAAP net income per share.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. To calculate organic net sales growth rates, we remove the impact of recent aforementioned acquisitions with no prior period related net sales from operational net sales as well as sales from divested businesses for which we did not have a full year of comparable sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of the recent aforementioned acquisitions and divestitures, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share, operational net sales and organic net sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.